UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2007, the Board of Directors approved an amendment to the Simmons First National Corporation Executive Stock Incentive Plan - 2006. The amendment imposes an annual limitation of 50,000 shares per participant on the grant of incentive stock options, non-qualified stock options and stock appreciation rights under the plan. Management requested the amended to allow the grants of nonqualified stock options and stock appreciation rights under the plan to qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code.

The annual limitation adopted in the amendment is effective immediately and is applicable to all participants under the plan, including the principal executive officer, principal financial officer and the other named executive officers.

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000
Ticker symbol: SFNC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: June 4, 2007	Robert A. Fehlman, Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit
Number	Exhibit

10.1	Amendment to Simmons First National Corporation Executive Stock Incentive Plan - 2006
10.2
Simmons First National Corporation Executive Stock Incentive Plan - 2006 (incorporated by reference to Exhibit 1.2 to Simmons First National Corporation’s Definitive Proxy Statement, field on March 10, 2006 (File No. 6253)).